LOAN AGREEMENT BY AND BETWEEN

U-HAUL INTERNATIONAL, INC.

and

THE TRUSTEES OF THE AMERCO EMPLOYEE STOCK OWNERSHIP PLAN

AGREEMENT

LOAN AGREEMENT (the “Agreement”) dated as of February 15, 2016 between U-HAUL INTERNATIONAL, INC. and the TRUSTEES.

WHEREAS, the Trustees have requested that U-Haul International loan to them a principal sum of up to Fifteen Million Dollars ($15,000,000.00), the proceeds of which will be used by the Trustees to fund the purchase for the ESOP of shares of stock in its ERISA Affiliate, AMERCO; and

WHEREAS, U-Haul International is prepared to make such loan upon the terms hereof.

ACCORDINGLY, the parties hereto agree as follows:

Section 1.Definitions and Accounting Matters.

            Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

"Advisory Committee" means the Advisory Committee, constituted pursuant to the ESOP.

"AMERCO" means a Nevada Corporation with its principal office in Reno, Nevada.

"Average Cost of Funds" shall mean the average interest rate paid by AMERCO under all of its long term debt, including long term promissory notes and other evidences of indebtedness issued by AMERCO and outstanding as of the date the Interest Rate is to be calculated. The Average Cost of Funds shall be determined by U-Haul International, provided however, U-Haul International shall supply the Advisory Committee, upon request, with a schedule verifying its calculation of the Average Cost of Funds.

"Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

"Business Day" shall mean any day which is not a Saturday or Sunday and which in Phoenix, Arizona is not a day on which banking institutions are generally authorized or obligated by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

"Default" shall mean an event described in Section 8.

"Dollars" and "$" shall mean lawful money of the United States of America.

"Eligible Stock" shall mean common capital stock of AMERCO meeting the requirement of Section 409(1) of the Code.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" of any Person means any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) and 414(c) of the Code or is treated as a single employer under Section 414(m) or 414(o) of the Code.

"ESOP" shall mean the AMERCO Employee Stock Ownership Plan, established by AMERCO for the benefit of employees of AMERCO and designated subsidiaries, as said Plan shall be modified and supplemented and in effect from time to time.

"Interest Rate" shall mean a variable rate of interest equal to the Average Cost of Funds determined as of the date of this Loan Agreement. The Interest Rate, as so determined, shall remain fixed for the following twelve (12) months and thereafter shall be adjusted annually, on each Payment Date to the Average Cost of Funds determined as of the last day of the month immediately preceding such Payment Date.

"Loan" shall mean the loan provided for by Section 2.1 hereof.

"Loan Documents" means this Agreement, the Note, the Stock Pledge Agreement and any and all other documents, agreements or instruments executed or furnished by the Trustees pursuant to or in connection with any of the foregoing.

"Maturity Date" shall mean June 30, 2026, unless otherwise extended by the parties.

"Note" shall mean the promissory note of the Trustees payable to the order of U-Haul International in substantially the form of Exhibit “A” hereto and any renewal or extension thereof or replacement therefor.

"Obligation" means all unpaid principal of and accrued and unpaid interest on the Note, all accrued and unpaid fees and any and all other obligations of the ESOP to U Haul International arising under the Loan Documents.

"Payment Date" shall mean the due date for any payment required under the Note, whether by reason of it being a payment required under Section 3 or otherwise.

"Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

"Plan Year" shall mean the Plan Year as defined in the ESOP.

"Payment Dates” shall mean those dates on which payments are due under the Note, but if such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.

"Stock Pledge Agreement" shall mean a certain agreement between the Trustees and U-Haul International relating to the Eligible Stock to be purchased with the Loan proceeds, and in substantially the form of Exhibit "B."

"Successor" shall mean, for any corporation or banking association, any successor by merger or consolidation or by acquisition of substantially all the assets of the predecessor.

"Trust Agreement" shall mean the Amended and Restated ESOP Trust Agreement dated as of September 11, 2003, as the same shall be modified and supplemented and in effect from time to time.

“Trustees" shall mean Samuel J. Briggs, George R. Olds, and Robert A. Dolan, not in their individual capacities, but solely as trustees under the Trust Agreement, together with their successors in such capacity.

"U-Haul International" means U-Haul International, Inc., an Arizona corporation, with its principal office at Phoenix, Arizona.

     Accounting Terms and Definitions. For the purposes hereof, unless the context otherwise requires, all accounting terms not otherwise defined herein shall have the  meanings accorded to them under generally accepted accounting principles consistently applied as of the date hereof (except for accounting changes made in response to FASB releases or other authoritative pronouncement).

Section 2.Loan Commitment.

               Loan. U-Haul International agrees, on the terms of this Agreement, to loan to the Trustees an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000.00).

               Use of Proceeds. The proceeds of the Loan will be used by the Trustees, acting on behalf of the ESOP, to finance the purchase of shares of Eligible Stock. On the date of the Loan, the proceeds of the Loan hereunder shall be deposited to the Trustee's designated account and shall be remitted from such account only for the purpose of (i) using such proceeds to finance the purchase of Eligible Stock as aforesaid or (ii) repaying any prior loan to the ESOP, or (iii) prepaying the Loan to U-Haul International as provided in the last sentence of this Section 2.2, and for no other purpose. To the extent that the Trustees do not purchase shares of stock of AMERCO or repay any prior loan as contemplated above within a reasonable period of time, the Trustees shall repay the Loan.

            Note. The Loan made by U-Haul International shall be evidenced by a promissory note of the Trustees in substantially the form of Exhibit “A” hereto (the "Note"),

  dated the date of the delivery of such Note to U-Haul International under this Agreement, payable to the order of U-Haul International in a principal amount equal to the aggregate principal amount advanced by U-Haul International pursuant to Section 2.1 and otherwise duly completed.

Section 3.Payments of Principal and Interest.

            Repayment of Loan.  The Trustees will pay U-Haul International the principal and interest of the Loan in accordance with the terms hereof and of the Not.

            Limitation on Payment Under the Loan. Notwithstanding anything contained herein to the contrary, the total amounts payable by the Trustees on any Payment Date (including principal and interest) shall not exceed the lesser of:

               The amounts due and payable under this Agreement on the Payment

Date; or

                An  amount equal to the sum of all contributions (other than contributions of Eligible Stock) by AMERCO (or any of its ERISA Affiliates) to the Trustees during, or prior to the Plan Year (but not including contributions made prior to the date hereof) in which the Payment Date falls (including the earnings thereon and dividend paid on Eligible Stock held pursuant to this Agreement) reduced by payments made by the Trustees on the Loan (and any other loan to the ESOP Trustees) during all prior Plan Years.

Any Obligations not paid to U-Haul International as a result of the limitation set forth in this Section 3.2, may be accumulated and paid on the next succeeding Payment Date in which the limitations under this paragraph do not apply. Notwithstanding the limitations contained in this Section 3.2, U-Haul International shall be free to pursue any remedy available to it under the Loan Documents as a result of the Trustees' inability to make any payment required under the Loan Documents on a Payment Date, including, but not limited to, its right to accelerate (to the extent such rights exist) the Loan and cause a sale of the Eligible Stock pursuant to the Stock Pledge Agreement.

Section 4.Payments: Pro Rata Treatment: Computations: Etc.

             Payments.

               Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Trustees under this Agreement and the Note shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to U-Haul International, not later than 10:00 a.m., Phoenix, Arizona time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

            Application of Payments. Any payment made by the Trustees shall be applied, first, against fees, expenses and indemnities due under this Agreement; second, against interest due on amounts in default, if any; third, against interest due on amounts not in default; and fourth, against principal.

             Computations. Interest on the Loan shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

             Prepayment. The Trustees are authorized to make prepayments hereunder without penalty.

Section 5.Previous Borrowings.

5.01 Application of this Agreement. U-Haul International and the Trustees hereby acknowledge and agree that the Loan Documents apply only to the advance made by U-Haul International to the ESOP in connection with this Agreement.

Section 6.Conditions Precedent.

            Advance of Loan. The obligation of U-Haul International to make the Loan is subject to its receipt of all the following, each satisfactory to U-Haul International in form and substance:

              The Note, duly executed and delivered.

               Delivery and execution of the Stock Pledge Agreement.

              Such other documents as U-Haul International or its counsel may reasonably request.

              The representations of the Trustees contained in Section 7 hereof shall be true on and as of the date of the Loan.

E. If requested by U-Haul International, U-Haul International shall have received the certificate of the Trustees or their duly authorized representative stating that the proceeds of the Loan will be used exclusively to purchase a specified number of shares of Eligible Stock at a specified price per share, which shall be not more than its fair market value, and that the Eligible Stock acquired meets the definition of Section 409(1) of the Code.

F. U-Haul International shall have received such other statements, opinions, certificates, documents and information as it may reasonably request with respect to the matters contemplated by this Agreement.

Section 7.        Representations and Warranties of the ESOP and the Trustees.  In order to induce U-Haul International to enter into this Agreement and to make the Loan, the ESOP and the Trustees (in their capacity as such, and not individually) represent and warrant to U-Haul International that the following statements are true, correct and complete:

                The proceeds of the Loan shall be used by the Trustees and ESOP, within a reasonable time after their receipt of such proceeds, only to acquire the Eligible Stock or to repay the Loan or any prior loan to the ESOP, as provided in Section 2.2;

  The Trustees and ESOP have the power to acquire the Eligible Stock;

                The Trustees and ESOP are under no legal constraints prohibiting, or in any way restricting, their ability to execute this Agreement and perform all of the obligations pursuant thereto.

                The ESOP is in full force and effect, has not have been terminated, and the Internal Revenue Service has not withdrawn its determination letter dated September 24, 2013, or otherwise indicated that the ESOP fails to satisfy the requirements applicable to a qualified plan under Section 40l(a) of the Code or to constitute an "employee stock ownership plan" as defined in Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA and the regulations thereunder.

                The Trustees have determined that incurring this indebtedness is in the best interests of the ESOP and the ESOP’s participants and beneficiaries and that the interest rate for the Loan is reasonable and the ESOP complies with the applicable requirements of the Code and ERISA and have determined to enter into this Agreement.

Section 8.Default

            Default Defined. A Default shall have occurred if the Trustees shall fail to pay for a period of ten (10) days after the date when due any amount of principal or interest on the Loan or any other amount payable under this Agreement or the Note.

            Preservation of Rights. No delay or omission of U-Haul International to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing and signed by U-Haul International and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to U-Haul International until the Obligations have been paid in full.

            Limitation on Default. Notwithstanding anything contained in this Agreement, the Stock Pledge Agreement or the Note, to the contrary, in the event of a Default, the value of plan assets in the ESOP transferred in satisfaction of the Loan shall not exceed the amount of the Default.

Section 9.Collateral for Loan.

            Collateral. To secure complete repayment of the Loan, the ESOP shall pledge the Eligible Stock (acquired at the time the Loan is made), as security, pursuant to the Stock Pledge Agreement. The terms of the pledge and the manner in which the Eligible Stock will be released from such encumbrance, shall be substantially as set forth in the Stock Pledge Agreement.

           Nonrecourse Nature of Loan. U-Haul International agrees that the Loan made to the Trustees under this Agreement shall be without recourse to the ESOP and the Trustees, and U-Haul International shall look solely to the Eligible Stock (and all earnings thereon), and the contributions made to the ESOP to meet its obligations under the Loan for repayment of the Loan in the case of a Default.

Section 10.Miscellaneous.

       No Waiver: Remedies Cumulative. No failure by U-Haul International to exercise or delay in exercising any right, power, or remedy under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Default nor prejudice the right of U-Haul International in the exercise of any right hereunder or under the Note, unless in the exercise of such right, all obligations of the Trustees under this Agreement and the Note are paid in full. The rights and remedies provided herein and in the Note are cumulative and not exclusive of any right or remedy provided by law.

        Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of Arizona (excluding its conflict of laws rules).

       Consent to Jurisdiction. The Trustees hereby irrevocably submit to the jurisdiction of any state or federal court sitting in Phoenix, Arizona, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement or the Note and irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have for the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. The Trustees agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of U-Haul International to bring any action or proceeding against the Trustees or the property of the ESOP in any other jurisdiction.

       Notices. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex, telegram, or telephonic facsimile transmission and shall be mailed (with airmail postage prepaid) or sent by air courier (with air freight prepaid) or delivered to each party at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to the other party. Except as otherwise specified, all notices and communications if duly given or made shall be effective upon receipt.

        Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective Successors and assigns, except that the Trustees may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of U-Haul International, and any such assignment or transfer purported to be made without such consent shall be ineffective.

        Severability. Any provision of this Agreement or the Note which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        Entire Agreement: Amendment.  This Agreement comprises the entire agreement of the parties with respect to the transactions contemplated hereby and may not be amended or modified except by written agreement of U-Haul International and the Trustees. No provision of this Agreement or the Note may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

        Headings. The headings of the various provisions of this Agreement are for convenience of reference only and do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

Remainder of page intentionally left blank.  Signature pages to follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

U-HAUL INTERANTIONAL, INC.

By: ________________________________

John C. Taylor

Title: President

Notice Address:

2727 North Central Avenue

Phoenix, Arizona 85004

AMERCO EMPLOYEE STOCK

OWNERSHIP TRUST

By: ________________________________

Samuel J. Briggs

Title: ESOP Trustee

By: ________________________________

George R. Olds

Title: ESOP Trustee

By: ________________________________

Robert A. Dolan

Title: ESOP Trustee

Notice Address for all ESOT Trustees:

2727 North Central Avenue

Phoenix, Arizona 85004

Attention: Advisory Committee

Exhibit “A”

NOTE

$15,000,000.00February 15, 2016

FOR VALUE RECEIVED, the AMERCO Employee Stock Ownership Plan (the "Borrower"), promises to pay to the order of U-Haul International, Inc.,  an  Arizona  corporation ("Lender"), the unpaid amount of all sums that have been advanced to or for the benefit of the Borrower which amount shall not exceed the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00) or, if less, the aggregate unpaid principal amount due hereunder as shown on the records of the Lender which shall be memorialized by Lender on Schedule "1" attached hereto. The Note shall be paid in accordance with the terms of a loan agreement dated on even date herewith (the "Loan Agreement"), together with interest on the outstanding principal balance from the date of this Note in accordance with the terms of this Note. This Note is secured by shares pledged pursuant to a stock pledge agreement (the "Pledge Agreement") (the Loan Agreement, the Note and the Pledge Agreement hereinafter referred to collectively as the "Loan Documents").

Payment Terms

Interest shall be calculated on the basis of 365 or 366 days, as the case may be, computed from the date of this Note as follows:

The rate of interest shall be a variable rate of interest equal to the Average Cost of Funds, as defined in the Loan Agreement, determined as of the date of this Note (the "Interest Rate"). The Interest Rate, as so determined, shall remain fixed for the following twelve (12) months and thereafter shall be adjusted annually, on each Payment Date, as defined below, to the Average Cost of Funds determined as of the last day of the month immediately preceding such Payment Date.

Payments of principal and interest shall be as follows:

The Borrower shall pay all accrued and unpaid interest on the principal balance of this Note at the Interest Rate on the 30th day of June, 2017 (the "First Payment Date"), and on the 30th day of June, every year thereafter (each June 30th being a "Payment Date"), until the Maturity Date as defined in the Loan Agreement, when all accrued and unpaid interest must be paid in full. Principal repayment shall begin on the First Payment Date and shall continue on each Payment Date thereafter until the Maturity Date, when the full balance of the principal remaining unpaid shall be due and payable.  Principal payments on each of said Payment Dates shall be a portion of the then outstanding principal balance due on said Payment Date, calculated by multiplying the outstanding principal balance on said Payment Date by a fraction, the numerator of which is one (1) and the denominator of which is the number of years remaining until the Maturity Date of the Note.  Specifically, principal payments shall be made as follows:

Payment Date	Years Remaining to Maturity Date	Portion of Outstanding Principal Due
June 30, 2017	10	1/10
June 30, 2018	9	1/9
June 30, 2019	8	1/8
June 30, 2020	7	1/7
June 30, 2021	6	1/6
June 30, 2022	5	1/5
June 30, 2023	4	1/4
June 30, 2024	3	1/3
June 30, 2025	2	1/2
June 30, 2026 (Maturity Date)	1	1/1 (entire balance due)

Borrower may prepay all or part of the principal balance of this Note at any time without premium or penalty. In the event of prepayment by Borrower of all or any portion of the principal balance of this Note, all prepayments shall be applied to the reduction and payment of principal in the inverse order of maturity.

The sums due and payable under this Note are payable to Lender at 2727 North Central Avenue, Phoenix, Arizona 85004 or at such other place as Lender, its successors or assigns, may designate from time to time in writing.

Notwithstanding anything contained in this Note or in the Loan Documents to the contrary, Lender agrees that this Loan is without recourse to the Borrower, and Lender shall look solely to the Eligible Stock (and all earnings thereon) pledged pursuant to the Pledge Agreement, to meet the obligations for repayment of the Note, as may be limited by the Loan Documents.

In the event of any default, the failure of the holder of this Note to exercise promptly any of its rights shall not constitute a waiver of those rights while that default continues, nor a waiver of those rights in connection with any future default on the part of the undersigned.

If any action or proceeding is brought by the Lender under this Note or if the Lender appears in any action or proceeding in any way connected with this Note, or if the Lender retains counsel to protect its rights under this Note, then the Borrower shall pay to the Lender the attorney's fees and disbursements incurred by Lender.

This Note and liability of all parties hereunder shall be governed by the laws of Arizona, where this Note has been delivered for value.

This Note may not be changed or terminated orally.

AMERCO EMPLOYEE STOCK OWNERSHIP PLAN

By: ____________________________________

Samuel J. Briggs, Trustee

By: ____________________________________

George R. Olds, Trustee

By: ____________________________________

Robert A. Dolan, Trustee

Exhibit “B”

STOCK PLEDGE AGREEMENT

AGREEMENT made as of the 15th day of February, 2016, by and among U-HAUL INTERNATIONAL, INC., an Arizona corporation, and THE TRUSTEES OF THE AMERCO EMPLOYEE STOCK OWNERSHIP TRUST.

WITNESSETH:

WHEREAS, U-Haul International, Inc. has agreed to loan to the Trustees an amount not to exceed Fifteen Million Dollars ($15,000,000.00) pursuant to the  terms of a certain Loan Agreement dated even date herewith; and

WHEREAS, the proceeds of the Loan made by U-Haul International, Inc. to the Trustees under the Loan Agreement are to be used by the Trustees to purchase common shares of stock in AMERCO, a Nevada corporation; and

WHEREAS, to secure complete repayment of the Loan by the Trustees, the Trustees have agreed to pledge, as collateral, all of the AMERCO common shares purchased with the proceeds of the Loan.

NOW, THEREFORE, in consideration of ONE DOLLAR ($1.00) AND OTHER VALUABLE CONSIDERATION each to the other given, and of the mutual covenants and promises contained herein, it is agreed as follows:

                DEFINITIONS. As used in this Agreement, unless a clear contrary intention appears:

                "Accounting  Date" shall mean the Accounting  Date as defined  in  the

Plan.

  "Agreement” shall mean this Stock Pledge Agreement.

                "AMERCO" shall mean AMERCO, a Nevada corporation with its principal place of business at Reno, Nevada.

               "Default" shall mean the Default as defined under Section 8 of the Loan Agreement.

  "ESOP Account" shall mean the ESOP Account as defined in the Plan.

                "Interest Rate" shall mean the Interest Rate, as that term is defined in the Loan Agreement.

               "Loan" shall mean the Loan, as that term is defined in the Loan Agreement.

               "Loan Agreement" shall mean the Agreement dated February 15, 2016 between U-Haul and the Trustees.

                  "Loan Suspense Account" shall mean the Loan Suspense Account as referred to in the Plan.

                  "Note" shall mean the Note as that term is defined in the Loan Agreement

               "Participant" shall mean a Participant as defined in the Plan.

                "Plan" shall mean the AMERCO Employee Stock Ownership Plan.

              "Plan Year" shall mean the Plan Year as defined in the Plan.

                "Pledged Shares" shall mean all AMERCO common shares purchased with the proceeds of the Loan, and which are from time to time pledged hereunder.

                "Trust" shall mean the Amended and Restated AMERCO Employee Stock Ownership Trust.

                 "Trustees" shall mean Samuel J. Briggs, George R. Olds, and Robert A. Dolan, and/or such persons who are properly serving in the capacity of Trustee (as that term is defined in the Plan).

               "U-Haul" shall mean U-Haul International, Inc., an Arizona corporation with principal offices at Phoenix, Arizona.

                 PLEDGE OF SHARES. The Trustees hereby grant a security interest to U- Haul in all of the Pledged Shares.

                 DIVIDENDS ON PLEDGED SHARES. As long as a Default has not occurred and is continuing, all dividends due at such time on the Pledged Shares shall be the property of the Plan.

                 STOCK POWER. Simultaneously upon the execution of this Agreement, the Trustees shall execute a stock power for the Pledged Shares, in blank to be used by U-Haul in the event a Default occurs. U-Haul shall return the stock power to the Trustees immediately after all Pledged Shares are released from encumbrance.

                 VOTING RIGHTS OF PLEDGED SHARES.  During  the  term  of  this pledge, and so long as a Default has not occurred, the Trustees shall have the right to vote the Pledged Shares, in accordance with the terms set forth in the Plan and Trust, as amended and may hereafter be amended, from time to time.

                 ADJUSTMENTS. In the event that during the term of this pledge, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of AMERCO, all new, substituted and additional shares, or other securities issued by reason of any such change shall be held under the terms of this Agreement in the same manner as the Pledged Shares originally pledged hereunder.

                 WARRANTS AND RIGHTS. In the event that during the term of this Agreement , subscription warrants or any other rights or options shall be issued in connection with the Pledged Shares, such warrants, rights  and  options  shall be  immediately  assigned  by to the Trustees.

                 RELEASE OF PLEDGED SHARES AS COLLATERAL. As payments are made by the Trustees on the Loan, the Pledged Shares shall be released from the encumbrance caused by this Agreement (as well as  from the Loan  Suspense Account for allocation to the ESOP Accounts of Participants) during each Plan Year based on the following formula:

                On each Accounting Date while the Loan is outstanding, the number of the Pledged Shares which shall be released from the encumbrance created by this Agreement shall equal the number of Pledged Shares held as of the last day of the calendar month immediately preceding the Payment Date, multiplied by the Applicable Fraction.

                The "Applicable Fraction" is a fraction the numerator of which is the amount of principal of the Loan paid by the Plan to U-Haul during the Plan Year, and the denominator of which is the sum of the numerator plus the principal to be paid by the Trustees throughout the remainder of the term of the Loan, without taking into account any possible extensions or renewals thereof.

Notwithstanding anything contained herein to the contrary, the Pledged Shares shall be released from the encumbrance created by this Agreement in accordance with Department of Labor Regulation Section 2550.408b-3(h).

  SALE OF PLEDGED SHARES.

               In the event of a Default, U-Haul shall then have the right to (1) collect, receive and realize upon the Pledged Shares, including any dividends, earnings or distributions thereon, or any part thereof; (2) transfer and register the Pledged Shares into U-Haul (or its assignee’s) name or the names of their nominee or nominees; (3) vote the Pledged Shares (whether or not transferred or registered into the name of U-Haul) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect to the Pledged Shares as though the Company (or its assignees) were the outright owner thereof; (4) sell the Pledged Shares at public sale upon not less than ten (10) days prior written notice to the Plan and the Trustees; and (5) exercise any and all remedies available to U-Haul as a secured creditor under the Arizona Uniform Commercial Code as then in effect.  Notwithstanding the foregoing, the fair market value of the Pledged Shares or earnings thereon to be so applied in satisfaction of such Note shall not exceed the amount of principal then in default under such

  Note (without acceleration), and such Pledged Shares shall be transferred only upon and to the extent of the failure of the ESOP to make timely payments as required under the Note.

                If the Pledged Shares are sold at a public sale, the Trustees, on behalf of the Plan, shall have the right to purchase, at public sale, the whole of, or any part of, the Pledged Shares.

            The proceeds from the sale of the Pledged Shares shall be applied as follows:

             First to the cost and expenses incurred in connection therewith or incidental thereto, including reasonable attorney fees and legal expenses;

  Second, to the satisfaction of the balance due U-Haul under  the

Loan;

              Third, to the payment of any amounts required by applicable law, including without limitation Section 9-504(1)(c) of the Uniform Commercial Code;

  Fourth, to the Trustees to the extent of any surplus proceeds.

Provided however, notwithstanding anything else herein to the contrary: (1) the value of the Pledged Shares being sold pursuant to this Agreement in satisfaction of the money due as a result of a Default, may not exceed the amount of such Default; (2) the Pledged Shares shall only be sold by U-Haul as a result of a Default and only to the extent of the Plan's failure to meet the scheduled payment obligation under the Loan; and (3) all rights to the Pledged Shares shall be limited as provided in the Loan Agreement.

  MISCELLANEOUS.

               All notices required or contemplated by this Agreement shall be in writing and shall be deemed to have been duly given on the date of service is served personally on the party to whom notice is to be given, or on the first business day after mailing if mailed to the address set forth below of the party to whom notice is to be given by first class mail, postage prepaid, registered or certified, return receipt requested :

TO:U-Haul

2727 North Central Avenue Phoenix, Arizona 85004

TO:ESOT Trustees

c/o U-Haul International

2727 North Central Avenue

Phoenix, Arizona 85004

Attn: Sam Briggs

            This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

            As used in this Agreement, the singular number shall include the plural, the plural the singular, and the use of one gender shall be deemed applicable to all genders. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

            This Agreement  may  be  executed  in two  or more  counterparts,  all  of which taken  together  shall constitute  one agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

U-HAUL INTERNATIONAL, INC.

_____________________________By: ____________________________

Jennifer Settles, SecretaryName: John C. Taylor

Title: President

TRUSTEES

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Samuel J. Briggs

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George R. Olds

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Robert A. Dolan